Exhibit 5-C

               [Letterhead of Richards, Layton & Finger, P.A.]



                                                       January 11, 1999



Penelec Capital II, L.P.
Penelec Capital Trust
c/o GPU Service, Inc.
310 Madison Avenue
Morristown, NJ 07962

                  Re:   Penelec Capital II, L.P.
                        and Penelec Capital Trust

Ladies and Gentlemen:

            We have acted as special Delaware counsel for Penelec Capital II, L.P., a Delaware limited partnership (the "Partnership"), Penelec Capital Trust, a Delaware business trust (the "Trust"), and Penelec Preferred Capital II, Inc., a Delaware corporation (the "General Partner"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

            For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

            (a) The Certificate of Limited Partnership of the Partnership, dated as of August 20, 1998 (the "Partnership Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on August 20, 1998;

            (b) The Limited Partnership Agreement of the Partnership, dated as of August 20, 1998;

            (c) A form of Amended and Restated Limited Partnership Agreement of the Partnership (the "Partnership Agreement"), attached as an exhibit to the Registration Statement (as defined below);

            (d) A form of Action of Penelec Preferred Capital II, Inc., as general partner of the Partnership (the "General Partner"), relating to the Preferred Partner Interests (as defined below) (the "Action"), attached as an exhibit to the Registration Statement;

            (e) The Certificate of Incorporation of the General Partner, dated August 20, 1998 (the "Certificate of Incorporation"), as filed in the office of the Secretary of State on August 20, 1998;


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            (f)   The By-Laws of the General Partner (the "By-Laws");

            (g)   A certificate of an officer of the General Partner;

            (h) The Certificate of Trust of the Trust, dated as of August 20, 1998 (the "Trust Certificate"), as filed in the office of the Secretary of State on August 20, 1998;

            (i) The Trust Agreement of the Trust, dated as of August 20, 1998, among the Partnership and the trustees of the Trust named therein;

            (j) A form of Amended and Restated Trust Agreement of the Trust (the "Trust Agreement"), to be entered into among the Partnership, the trustees named therein and, for limited purposes, the General Partner, attached as an exhibit to the Registration Statement;

            (k) Amendment No. 1 to the Registration Statement (the "Registration Statement") on Form S-3, including a related prospectus (the "Prospectus"), relating to the Cumulative Preferred Securities of the Partnership (each, a "Preferred Partner Interest" and collectively, the "Preferred Partner Interests") and to the Trust Securities of the Trust (each, a "Trust Security" and collectively, the "Trust Securities"), as proposed to be filed by Pennsylvania Electric Company, a Pennsylvania corporation, the Partnership and the Trust with the Securities and Exchange Commission on or about January 11, 1999;

            (l) A Certificate of Good Standing for the Partnership, dated January 8, 1999, obtained from the Secretary of State;

            (m) A Certificate of Good Standing for the Trust, dated January 11, 1999, obtained from the Secretary of State; and

            (n) A Certificate of Good Standing for the General Partner, dated January 11, 1999, obtained from the Secretary of State.

            The Partnership Agreement as amended and supplemented by the Action is hereinafter referred to as the "LP Agreement." Initially capitalized terms used herein and not otherwise defined are used as defined in the LP Agreement.

            For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (n) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (n) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.


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            With  respect to all  documents  examined by us, we have assumed (i)
the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

            For purposes of this opinion, we have assumed (i) that the LP Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of partners to, and the creation, operation and termination of, the Partnership, and that the LP Agreement and the Partnership Certificate are in full force and effect and have not been amended, (ii) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Agreement and the Trust Certificate are in full force and effect and have not been amended, (iii) that the Board of Directors of the General Partner has duly adopted resolutions (collectively, the "Resolutions") authorizing the General Partner's execution and delivery of, and the performance of its obligations under, the LP Agreement and the Trust Agreement, and the execution and delivery of, on behalf of the Partnership, the Trust Agreement, (iv) that the Certificate of Incorporation and the By-Laws are in full force and effect and have not been amended, (v) except to the extent provided in paragraphs 1 and 4 below, the due creation or the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation or organization or formation, (vi) the legal capacity of natural persons who are signatories to the documents examined by us, (vii) except to the extent set forth in the last sentence of each of paragraphs 2 and 5 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (viii) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (ix) the receipt by each Person to whom a Preferred Partner Interest is to be issued by the Partnership (each, a "Preferred Partner" and collectively, the "Preferred Partners") of a Certificate and the payment for the Preferred Partner Interests acquired by it, in accordance with the LP Agreement and the Registration Statement, (x) the receipt by each Person to whom a Trust Security is to be issued by the Trust (collectively, the "Holders") of a certificate substantially in the form of the trust certificate attached to the Trust Agreement as Exhibit A and the payment for the Trust Security acquired by it, in accordance with the Trust Agreement and the Registration Statement, (xi) that the books and records of the Partnership set forth all information required by the LP Agreement and the Delaware Revised Uniform Limited Partnership Act (6 Del. C. ss. 17-101, et seq.) (the "Partnership Act"), including all information with respect to all Persons to be admitted as Partners and their contributions to the Partnership, (xii) that the Preferred Partner Interests are issued and sold to the Preferred Partners in accordance with the Registration Statement and the LP Agreement, and
(xiii) that the Trust Securities are issued and sold to the Holders in accordance with the Registration Statement and the Trust Agreement. We


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have not  participated  in the preparation of the  Registration  Statement and assume no responsibility for its contents.

            This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

            Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

            1. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Partnership Act.

            2. Assuming that the Preferred Partners,  as limited partners of the
Partnership, do not participate in the control of the business of the Partnership, upon issuance and payment as contemplated by the LP Agreement, the Preferred Partner Interests will represent valid and, subject to the qualifications set forth herein, will be fully paid and nonassessable limited partner interests in the Partnership, as to which the Preferred Partners, as limited partners of the Partnership, will have no liability in excess of their obligations to make payments provided for in the LP Agreement and their share of the Partnership's assets and undistributed profits (subject to the obligation of a Preferred Partner to repay any funds wrongfully distributed to it). The General Partner has the requisite corporate power and authority under the General Corporation Law of the State of Delaware (8 Del. C. ss. 101, et seq.), the Certificate of Incorporation, the By-Laws and the Resolutions to execute and deliver, and to perform its obligations under, the LP Agreement and the Trust Agreement .
            3. There are no  provisions  in the LP  Agreement  the  inclusion of which, subject to the terms and conditions therein, or, assuming that the Preferred Partners, as limited partners of the Partnership, take no action other than actions permitted by the LP Agreement, the exercise of which, in accordance with the terms and conditions therein, would cause the Preferred Partners, as limited partners of the Partnership, to be deemed to be participating in the control of the business of the Partnership.

            4. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.).

            5. The Trust Securities will represent valid and, subject to the qualifications set forth in paragraph 6 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust. The Partnership has the requisite partnership power and authority under


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the Partnership Act and the LP Agreement to execute and deliver,  and to perform its obligations under, the Trust Agreement.

            6. The Holders, in their capacity as such, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Holders may be obligated to make payments as set forth in the Trust Agreement.

            We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to Berlack, Israels & Liberman LLP's relying as to matters of Delaware law upon this opinion in connection with an opinion to be rendered by it in connection with the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                Very truly yours,

                                       Richards, Layton & Finger, P.A.



BJK/DLD